UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

Commission File Number: 333-188927

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 16, 2014, CHC Group Ltd. (“CHC”), an indirect parent of CHC Helicopter S.A., issued a press release announcing it has priced its initial public offering of 31,000,000 of its ordinary shares, all of which will be offered by CHC. The price to the public in this offering is $10.00 per share, and the underwriters have agreed to purchase the shares from CHC at a price of $9.475 per share. The net proceeds to CHC from this offering are expected to be approximately $285.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by CHC, assuming no exercise by the underwriters of their option to purchase up to an additional 4,650,000 ordinary shares to cover over-allotments, if any. The offering is expected to close on or about January 23, 2014, subject to customary closing conditions.

The ordinary shares are listed and have begun trading on the New York Stock Exchange under the symbol “HELI.” CHC expects to use the proceeds to repay certain debt of CHC Helicopter S.A. and for general corporate purposes.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release by CHC was for informational purposes only, did not and does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of such securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The ordinary shares being offered by CHC have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, or the prospectus that it contains.

Cautionary Note on Forward-Looking Statements

The press release contains forward-looking statements, including statements relating to CHC Helicopter S.A.’s or CHC Group Ltd.’s expectations regarding the completion and timing of the initial public offering. These statements are subject to significant risks and uncertainties, and actual results could differ materially from those projected. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to CHC Group Ltd.’s initial public offering. There can be no assurance that CHC Group Ltd. will be able to complete an initial public offering. Additional risks and uncertainties relating to CHC Group Ltd. and its business can be found in the “Risk Factors” section of the prospectus related to the proposed offering, contained in the registration statement filed with the SEC. Neither of CHC Helicopter S.A. or CHC Group Ltd. undertakes any duty or obligation to update any forward-looking statements contained in the press release as a result of new information, future events or changes in either CHC Helicopter’s or CHC Group Ltd.’s expectations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated January 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name:	Russ Hill
Title:	Authorized Signatory

Date: January 17, 2014